UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2014

FS Investment Corporation

(Exact name of Registrant as specified in its charter)

Maryland	814-00757	26-1630040
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 675 Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 16, 2014, FS Investment Corporation (“FSIC” or the “Company”) held its quarterly stockholder conference call to discuss operating results for the fiscal quarter ended March 31, 2014. During the call, the Company’s management noted that the total net realized and unrealized gain (loss) on investment of $0.10 per share, net increase (decrease) in net assets resulting from operations (Earnings per Share) of $0.32 per share and adjusted net investment income per share of $0.24 per share as reported in the Company’s quarterly report on Form 10-Q for the quarterly period ended March 31, 2014, the Company’s May 15, 2014 press release providing an overview of the quarterly operating results and the Company’s first quarter 2014 financial information presentation, as applicable, were presented in a manner taking into account the effects of rounding in order for certain supplemental information to sum correctly. The presentation of this information complies with the requirements for registration statements on Form N-2 which govern the manner in which such supplemental information that FSIC includes in quarterly and annual reports is calculated. The Company’s management noted that, excluding the effects of this rounding, total net realized and unrealized (loss) on investment for the fiscal quarter ended March 31, 2014 would have been $0.09 per share, net increase (decrease) in net assets resulting from operations (Earnings per Share) for the quarter would have been $0.31 per share and adjusted net investment income per share for the quarter would have been $0.23 per share.

Other Information

The information in this Current Report on Form 8-K is summary information only and should be read in conjunction with FSIC’s quarterly report on Form 10-Q for the quarterly period ended March 31, 2014, which FSIC filed with the Securities and Exchange Commission (the “SEC”) on May 15, 2014, as well as FSIC’s other reports filed with the SEC. A copy of FSIC’s quarterly report on Form 10-Q for the quarterly period ended March 31, 2014 and FSIC’s other reports filed with the SEC can be found on FSIC’s website at www.fsinvestmentcorp.com and the SEC’s website at www.sec.gov.

Non-GAAP Financial Measures

This Current Report on Form 8-K contains certain financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). FSIC uses these non-GAAP financial measures internally in analyzing financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing results and trends and in comparing FSIC’s financial results with other business development companies.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with FSIC’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the press release that was filed as Exhibit 99.1 to FSIC’s current report on Form 8-K filed with the SEC on May 15, 2014, and investors are encouraged to review the reconciliation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation

Date: May 16, 2014	By:	/s/ Michael C. Forman
Michael C. Forman
Chief Executive Officer